Exhibit 99.1

MODEL N ANNOUNCES FIRST QUARTER FISCAL YEAR 2024 FINANCIAL RESULTS

Subscription Revenue Grew 8% Year-over-Year
SaaS ARR Grew 16% Year-over-Year

SAN MATEO, Calif. – February 6, 2024 - Model N, Inc. (NYSE: MODN), the leader in cloud revenue management solutions, today announced financial results for the first quarter of fiscal year 2024 ended December 31, 2023.

“Our first quarter results beat expectations. We exceeded guidance for total revenue, subscription revenue, professional services revenue and adjusted EBITDA.” said Jason Blessing, president and chief executive officer of Model N. “Our strong performance in Q1 was driven by a healthy contribution from all areas of the business. We signed new logos, closed one of our few remaining SaaS transition, saw numerous customer base expansions, and we also enjoyed solid renewals. As we look ahead, we continue to remain focused on driving profitable growth and I’m optimistic about the year ahead.”

Recent Company Highlights

•Released the results of its sixth annual State of Revenue Report which identifies the top challenges and opportunities for pharmaceutical, med tech and high-tech manufacturers.

•Launched Price Management, a new solution that enables semiconductor, electronic component, and high-tech manufacturers to manage price execution across direct and channel sales teams globally.

First Quarter 2024 Financial Highlights
•Revenues: Total revenues were $63.5 million, an increase of 7% from the first quarter of fiscal year 2023. Subscription revenues were $47.7 million, an increase of 8% from the first quarter of fiscal year 2023.

•Gross Profit: Gross profit was $35.6 million, an increase of 8% from the first quarter of fiscal year 2023. Gross margin was 56% for the first quarter of fiscal year 2024 and 2023. Non-GAAP gross profit was $38.3 million, an increase of 6% from the first quarter of fiscal year 2023. Non-GAAP gross margin was 60% for the first quarter of fiscal year 2024 compared to 61% for the first quarter of fiscal year 2023. Subscription gross margin was 65% for the first quarter of fiscal year 2024 and 2023. Non-GAAP subscription gross margin was 68% compared to 69% for the first quarter of fiscal year 2023.

•GAAP Loss and Non-GAAP Income from Operations: GAAP loss from operations was $2.7 million compared to loss from operations of $3.5 million for the first quarter of fiscal year 2023. Non-GAAP income from operations was $9.6 million, an increase of 9% from the first quarter of fiscal year 2023.

•GAAP Net Loss: GAAP net loss was $1.8 million compared to a net loss of $4.1 million for the first quarter of fiscal year 2023. GAAP diluted net loss per share attributable to common stockholders was $0.05 based upon weighted average shares outstanding of 38.9 million compared to net loss per share of $0.11 for the first quarter of fiscal year 2023 based upon weighted average shares outstanding of 37.5 million.

•Non-GAAP Net Income: Non-GAAP net income, was $10.9 million, an increase of 26% from the first quarter of fiscal year 2023. Non-GAAP net income per diluted share was $0.28 based upon diluted weighted average shares outstanding of 39.1 million compared to non-GAAP net income per diluted share of $0.22 for the first quarter of fiscal year 2023 based upon diluted weighted average shares outstanding of 38.7 million.

•Adjusted EBITDA: Adjusted EBITDA was $9.9 million, an increase of 8% from the first quarter of fiscal year 2023. Adjusted EBITDA margin was 16% compared to 15% for the first quarter of fiscal year 2023.

•SaaS ARR and SaaS Net Dollar Retention: SaaS ARR hit $134.8 million, representing growth of 16% year-over-year. Trailing 12-month SaaS net dollar retention was 115%.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance
As of February 6, 2024, we are providing guidance for the second quarter of the fiscal year 2024 ending March 31, 2024 and the full fiscal year ending September 30, 2024.

(in $ millions, except per share)	Second Quarter Fiscal 2024	Full Year Fiscal 2024
Total revenues	63.5 - 64.5	260.5 - 263.5
Subscription revenues	48.5 - 49.0	193.5 - 195.5
Non-GAAP income from operations	9.2 - 10.2	46.9 - 49.9
Non-GAAP net income per share	0.24 - 0.27	1.25 - 1.32
Adjusted EBITDA	9.0 - 10.0	48.0 - 51.0

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the first quarter fiscal year 2024 ended December 31, 2023. The conference call can be accessed by dialing 877-407-4018 from the United States or +1-201-689-8471 internationally. A live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on February 20, 2024, a telephone replay will be available by dialing 844-512-2921 from the United States or +1-412-317-6671, internationally, with recording access code 13743584.

About Model N

Model N is the leader in revenue optimization and compliance for pharmaceutical, medtech, and high-tech innovators. Our intelligent platform powers your digital transformation with integrated technology, data, analytics, and expert services that deliver deep insight and control.

Our integrated cloud solution is proven to automate pricing, incentive, and contract decisions to scale business profitably and grow revenue. Model N is trusted across more than 120 countries by the world’s leading pharmaceutical, medical technology, semiconductor, and high-tech companies, including Johnson & Johnson, AstraZeneca, Stryker, Seagate Technology, Broadcom, and Microchip Technology. For more information, visit www.modeln.com.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s second quarter and full year fiscal 2024 financial results, Model N’s profitability, future planned enhancements to our products and benefits from our products. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; (xii) our ability to retain customers; and (xiii) adverse impacts on our business and financial condition due to macroeconomic and geopolitical factors, such as inflation, rising interests, pandemics, banking system instability and geopolitical conflicts. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2023, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP subscription gross profit, non-GAAP subscription gross margin, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, adjusted EBITDA and free cash flow. Non-GAAP gross profit and subscription gross profit excludes stock-based compensation expenses and amortization of intangible assets as they are often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP income from operations excludes stock-based compensation expense and amortization of intangible assets. Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, and amortization of debt issuance costs. Additionally, stock-based compensation expense varies from period to period and from company to company due to such things as valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net loss, adjusted for depreciation and amortization, stock-based compensation expense, interest expenses, interest income, other income (expenses), net, and provision for income taxes. Reconciliation tables are provided in this press release.

SaaS ARR is defined as the annualized value of our SaaS revenue, which is derived by dividing the SaaS portion of our recurring subscription revenue for the quarter by the number of days in the quarter, and multiplying it by 365 to get an annualized number. SaaS Net Dollar Retention uses the same SaaS ARR calculations to measure the percentage change in SaaS ARR from customers that are in both the current period and the year-ago period. SaaS ARR that has been added from new customers that were not in the year-ago calculation is excluded from the SaaS Net Dollar Retention calculation. SaaS ARR and SaaS Net Dollar Retention should be viewed independently of revenue, deferred revenue, and remaining performance obligations, and are not intended to be a substitute for, or combined with, any of these items.

Free cash flow is defined as net cash provided by operating activities less cash used for purchase of property plant and equipment.

We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted or estimated, such as the difficulties of estimating certain items such as charges to stock-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

# # #

Investor Relations Contact:
Carolyn Bass
Market Street Partners
investorrelations@modeln.com

Media Contact:
BLASTmedia
Press@modeln.com

Model N, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of December 31, 2023	As of September 30, 2023
Assets
Current assets
Cash and cash equivalents	$303,375	$301,355
Funds held for customers	84	91
Accounts receivable, net	83,077	61,761
Prepaid expenses	5,115	5,922
Other current assets	9,893	14,777
Total current assets	401,544	383,906
Property and equipment, net	1,049	1,242
Operating lease right-of-use assets	8,779	9,885
Goodwill	65,665	65,665
Intangible assets, net	28,450	30,176
Other assets	9,687	9,221
Total assets	$515,174	$500,095
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,423	$3,888
Customer funds payable	84	91
Accrued employee compensation	12,064	14,645
Accrued liabilities	6,060	8,700
Operating lease liabilities, current portion	4,254	4,408
Deferred revenue, current portion	74,393	61,745
Total current liabilities	100,278	93,477
Long-term liabilities
Long term debt	280,779	280,358
Operating lease liabilities, less current portion	5,740	6,755
Other long-term liabilities	4,034	4,042
Total long-term liabilities	290,553	291,155
Total liabilities	390,831	384,632
Stockholders’ equity
Common stock	6	6
Additional paid-in capital	425,127	414,562
Accumulated other comprehensive loss	(2,132)	(2,245)
Accumulated deficit	(298,658)	(296,860)
Total stockholders’ equity	124,343	115,463
Total liabilities and stockholders’ equity	$515,174	$500,095

Model N, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended December 31,
	2023	2022
Revenues
Subscription	$47,655	$44,214
Professional services	15,836	14,940
Total revenues	63,491	59,154
Cost of revenues
Subscription	16,711	15,606
Professional services	11,158	10,665
Total cost of revenues	27,869	26,271
Gross profit	35,622	32,883
Operating expenses
Research and development	12,680	12,764
Sales and marketing	13,960	12,977
General and administrative	11,649	10,691
Total operating expenses	38,289	36,432
Loss from operations	(2,667)	(3,549)
Interest expense	1,834	1,434
Interest income	(3,540)	(1,300)
Other expenses (income), net	117	(65)
Loss before income taxes	(1,078)	(3,618)
Provision for income taxes	720	432
Net loss	$(1,798)	$(4,050)
Net loss per share:
Basic and diluted	$(0.05)	$(0.11)
Weighted average number of shares used in computing net loss per share:
Basic and diluted	38,901	37,527

Model N, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended December 31,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(1,798)	$(4,050)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,960	2,273
Stock-based compensation	10,565	10,404
Amortization of debt issuance costs	421	302
Deferred income taxes	72	157
Amortization of capitalized contract acquisition costs	1,278	1,196
Other non-cash charges	143	56
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(21,330)	(17,080)
Prepaid expenses and other assets	5,136	43
Accounts payable	(437)	(775)
Accrued employee compensation	(2,608)	(10,630)
Other current and long-term liabilities	(3,604)	(4,961)
Deferred revenue	12,307	4,773
Net cash provided by (used in) operating activities	2,105	(18,292)
Cash Flows from Investing Activities:
Purchases of property and equipment	(99)	(26)
Net cash used in investing activities	(99)	(26)
Cash Flows from Financing Activities:
Proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	—	27
Net changes in customer funds payable	(7)	(469)
Net cash used in financing activities	(7)	(442)
Effect of exchange rate changes on cash and cash equivalents	14	(39)
Net increase (decrease) in cash and cash equivalents	2,013	(18,799)
Cash and cash equivalents
Beginning of period	301,446	194,127
End of period	$303,459	$175,328

Model N, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)

	Three Months Ended December 31,
	2023	2022
Reconciliation from GAAP net loss to adjusted EBITDA
GAAP net loss	$(1,798)	$(4,050)
Reversal of non-GAAP items
Stock-based compensation expense	10,565	10,404
Depreciation and amortization	1,960	2,273
Interest expense	1,834	1,434
Interest income	(3,540)	(1,300)
Other (income) expense, net	117	(65)
Provision for income taxes	720	432
Adjusted EBITDA	$9,858	$9,128

	Three Months Ended December 31,
	2023	2022
Reconciliation from GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$35,622	$32,883
Reversal of non-GAAP expenses
Stock-based compensation (a)	2,214	2,477
Amortization of intangible assets (b)	427	709
Non-GAAP gross profit	$38,263	$36,069
Percentage of revenue	60.3%	61.0%

	Three Months Ended December 31,
	2023	2022
Reconciliation from GAAP subscription gross profit to non-GAAP subscription gross profit
GAAP subscription gross profit	$30,944	$28,608
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,229	1,337
Amortization of intangible assets (b)	427	709
Non-GAAP subscription gross profit	$32,600	$30,654
Percentage of subscription revenue	68.4%	69.3%

	Three Months Ended December 31,
	2023	2022
Reconciliation from GAAP professional services gross profit to non-GAAP professional services gross profit
GAAP professional services gross profit	$4,678	$4,275
Reversal of non-GAAP expenses
Stock-based compensation (a)	985	1,140
Non-GAAP professional services gross profit	$5,663	$5,415
Percentage of professional services revenue	35.8%	36.2%

	Three Months Ended December 31,
	2023	2022
Reconciliation from GAAP operating loss to non-GAAP operating income
GAAP operating loss	$(2,667)	$(3,549)
Reversal of non-GAAP expenses
Stock-based compensation (a)	10,565	10,404
Amortization of intangible assets (b)	1,726	2,008
Non-GAAP operating income	$9,624	$8,863

Numerator
Reconciliation between GAAP net loss and non-GAAP net income
GAAP net loss	$(1,798)	$(4,050)
Reversal of non-GAAP expenses
Stock-based compensation (a)	10,565	10,404
Amortization of intangible assets (b)	1,726	2,008
Amortization of debt issuance costs (c)	421	302
Non-GAAP net income	$10,914	$8,664

Denominator
Reconciliation between GAAP net loss and non-GAAP net income per share
Shares used in computing GAAP net loss per share:
Basic and diluted	38,901	37,527
Shares used in computing non-GAAP net income per share
Basic	38,901	37,527
Add: effect of shares for stock plan activity	236	622
Add: effect of shares related to convertible senior notes	—	594
Diluted	39,137	38,743
GAAP net loss per share
Basic and diluted	$(0.05)	$(0.11)
Non-GAAP net income per share
Basic	$0.28	$0.23
Diluted	$0.28	$0.22

	Three Months Ended December 31,
	2023	2022
Amortization of intangibles assets recorded in the statements of operations
Cost of revenues
Subscription	$427	$709
Total amortization of intangibles assets in cost of revenue (b)	427	709
Operating expenses
Sales and marketing	1,299	1,299
Total amortization of intangibles assets in operating expense (b)	1,299	1,299
Total amortization of intangibles assets (b)	$1,726	$2,008

	Three Months Ended December 31,
	2023	2022
Stock-based compensation recorded in the statements of operations
Cost of revenues
Subscription	$1,229	$1,337
Professional services	985	1,140
Total stock-based compensation in cost of revenue (a)	2,214	2,477
Operating expenses
Research and development	1,719	1,821
Sales and marketing	2,561	2,388
General and administrative	4,071	3,718
Total stock-based compensation in operating expense (a)	8,351	7,927
Total stock-based compensation (a)	$10,565	$10,404

	Three Months Ended December 31,
	2023	2022
Free cash flow
Net cash provided by (used in) operating activities	$2,105	$(18,292)
Purchases of property and equipment	(99)	(26)
Free cash flow	$2,006	$(18,318)

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of adjusted EBITDA, gross profit, gross margin, income from operations, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of intangible assets, depreciation of fixed assets, amortization of debt issuance costs, and include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies.

(b)Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.

(c)Amortization of debt issuance costs. We believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.